UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2019 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	RBA	New York Stock Exchange

Item 8.01	Other Events.

On May 21, 2019, Ritchie Bros. Auctioneers Incorporated (“we” or the “Company”) issued a news release announcing that it has obtained the approval of the Toronto Stock Exchange (the “TSX”) to commence a normal course issuer bid (“NCIB”) beginning on May 23, 2019 and terminating May 22, 2020 or such earlier date as the Company may complete its purchases thereunder or as it may otherwise determine. The NCIB will allow the Company to use its share repurchase program to primarily neutralize share dilution from options, as all common shares of the Company purchased under the new NCIB will be cancelled.

Under the NCIB, the Company may purchase up to the lesser of 5,449,204 common shares (such amount representing 5% of the common shares of the Company issued and outstanding as of May 10, 2019) and that number of common shares worth an aggregate of US$100 million. Purchases under the NCIB may be made at the then current market price of the Company’s common shares through the facilities of the TSX, the New York Stock Exchange or alternative trading platforms in Canada or the United States by means of open market transactions or by such other means as may be permitted by the TSX and applicable Canadian and U.S. securities laws.

A copy of the news release containing further details is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News release dated May 21, 2019 issued by Ritchie Bros. Auctioneers Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2019	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary